                                                           Exhibit 3(a)

                 AMENDMENT TO ARTICLES OF INCORPORATION
                 --------------------------------------
                                   OF
                                   --
                     MARSHALL & ILSLEY CORPORATION
                     -----------------------------

       Pursuant to the resolution adopted by the Board of Directors of Marshall & Ilsley Corporation (the "Company") on February 15, 2007 and the approval by the shareholders of the Company at the Company's Annual Meeting of Shareholders on April 24, 2007, and in accordance with
Section 180.1003 of the Wisconsin Statutes, the Company's Restated Articles of Incorporation are hereby amended by deleting Article VI thereof and inserting in its place the following:


                              ARTICLE VI
                              ----------
       The business and affairs of the Corporation shall be managed by a Board of Directors. The number of directors (exclusive of directors, if any, elected by the holders of one or more series of Preferred Stock, voting separately as a series pursuant to the provisions of these Restated Articles of Incorporation applicable thereto) shall be not less than 3 directors, the exact number of directors to be determined from time to time by resolution adopted by affirmative vote of a majority of the entire Board of Directors then in office. No decrease in the number of directors shall shorten the term of any incumbent director.

       At the 2007 annual meeting of shareholders of the Corporation, the successors of the directors whose terms expire at that meeting shall be elected for a term expiring at the 2008 annual meeting of shareholders of the Corporation and until their successors shall be elected and shall qualify; at the 2008 annual meeting of shareholders of the Corporation, the successors of the directors whose terms expire at that meeting shall be elected for a term expiring at the 2009 annual meeting of shareholders of the Corporation and until their successors shall be elected and shall qualify; and at each annual meeting of shareholders of the Corporation thereafter, the successors of the directors whose terms expire at that meeting shall be elected for terms expiring at the next annual meeting of shareholders of the Corporation and until their successors shall be elected and shall qualify. Any newly created directorship resulting from an increase in the number of directors and any other vacancy on the Board of Directors, however caused, shall be filled by the vote of a majority of the directors then in office, although less than a quorum, or by a sole remaining director. Any director so elected to fill any vacancy in the Board of Directors, including a vacancy created by an increase in the number of directors, shall hold office until the next annual meeting of shareholders and until his or her successor shall be elected and shall qualify.

       Exclusive of directors, if any, elected by the holders of one or more series of Preferred Stock, no director of the Corporation may be removed from office, except for Cause and by the affirmative vote of two-thirds of the outstanding shares of capital stock of the Corporation entitled to vote at a meeting of shareholders duly called for such purpose. As used in this
Article VI, the term "Cause" shall mean solely malfeasance arising from the performance of a director's duties which has a materially adverse affect on the business of the Corporation.

       No person, except those nominated by or at the direction of the Board of Directors, shall be eligible for election as a director at any annual or special meeting of shareholders unless a written request, in the form established by the Corporation's By-laws, that his or her name be placed in nomination is received from a shareholder of record by the Secretary of the Corporation not less than 30 days prior to the date fixed for such meeting, together with the written consent of such person to serve as a director. Where such a request for nomination and such consent have been timely received, but such nominee is unable or declines to serve, the person who placed the individual's name in nomination may request that an alternative name be placed in nomination at the meeting.

       Notwithstanding the foregoing, whenever the holders of any one or more series of Preferred Stock issued by the Corporation shall have the right, voting separately by series, to elect directors at an annual or special meeting of shareholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of these Restated Articles of Incorporation applicable thereto. Directors so elected shall not be divided into classes and during the prescribed terms of office of such directors the Board of Directors shall consist of such directors in addition to the number of directors determined as provided in the first paragraph of this Article VI.

       Executed as of the 24th day of April, 2007.


                                        MARSHALL & ILSLEY CORPORATION

                                        By: /s/ Randall J. Erickson
                                           _______________________________

                                            Randall J. Erickson
                                            Senior Vice President,
                                            General Counsel and Secretary

This instrument was drafted by:

C. J. Wauters
Godfrey & Kahn, S.C.
780 North Water Street
Milwaukee, Wisconsin 53202

                            AMENDMENT TO RESTATED
                            ---------------------
                        ARTICLES OF INCORPORATION OF
                        ----------------------------
                       MARSHALL & ILSLEY CORPORATION
                       -----------------------------

       Pursuant to and in accordance with Section 180.1003 of the Wisconsin Statutes, the following amendment to the Restated Articles of Incorporation was duly adopted by the vote required on February 20, 2003 by the Board of Directors and April 22, 2003 by the shareholders of Marshall & Ilsley
Corporation:

             BE IT RESOLVED, that the first paragraph of Article III of the Restated Articles of Incorporation of Marshall & Ilsley Corporation be, and hereby is, amended to read as follows:


                               ARTICLE III
                               -----------
             The aggregate number of shares which the Corporation shall have the authority to issue, the designation of each class of shares, the authorized number of shares of each class, and the par value thereof per share, shall be as follows:


                Designation     Par Value          Authorized
                  of Class      per Share       Number of Shares
                  -------       ---------       ----------------
             Preferred Stock        $1.00              5,000,000
             Common Stock           $1.00            700,000,000

             BE IT FURTHER RESOLVED, except as set forth above, Article III shall remain in full force and effect without further amendment or modification.

       Executed in duplicate as of the 23rd day of April, 2003.


                                        MARSHALL & ILSLEY CORPORATION

                                        By: /s/ Randall J. Erickson
                                           _______________________________

                                            Randall J. Erickson
                                            Senior Vice President,
                                            General Counsel and Secretary


This instrument was drafted by:

Michelle M. Nelson
Godfrey & Kahn, S.C.
780 North Water Street
Milwaukee, Wisconsin  53202

                     AMENDMENT TO ARTICLES OF INCORPORATION
                     --------------------------------------
                        OF MARSHALL & ILSLEY CORPORATION
                        --------------------------------

       The undersigned, in his official capacity as Secretary of Marshall & Ilsley Corporation, a corporation duly organized under the laws of the State of Wisconsin (the "Corporation"), hereby certifies that in accordance with
Section 180.1002 of the Wisconsin Statutes, the following Amendment was duly adopted:

             "Section 6(a) of Article III of the Corporation's Restated Articles of Incorporation shall be amended to increase the number of shares of Preferred Stock designated as Class A Preferred Stock from 500,000 shares to "2,000,000" shares."

       Except as set forth above, Article III shall remain in full force and effect without further amendment or modification.

       The Amendment to the Articles of Incorporation of Marshall & Ilsley Corporation was adopted by the Board of Directors of the Corporation on April 14, 1994.

       Executed in duplicate this 15th day of April, 1994.


                                        MARSHALL & ILSLEY CORPORATION

                                        By: /s/ M.A. Hatfield
                                           __________________________

                                           M.A. Hatfield, Secretary


This instrument was drafted by:

Scott A. Moehrke
Godfrey & Kahn, S.C.
780 North Water Street
Milwaukee, Wisconsin 53202

                   RESTATED ARTICLES OF INCORPORATION OF
                   -------------------------------------
                       MARSHALL & ILSLEY CORPORATION
                       -----------------------------

       These Restated Articles of Incorporation are executed by the undersigned to supersede and replace the heretofore existing Articles of Incorporation and amendments thereto of Marshall & Ilsley Corporation, a corporation organized under the laws of the State of Wisconsin:

                                 ARTICLE I
                                 ---------
       The name of the corporation is Marshall & Ilsley Corporation (the "Corporation").

                                 ARTICLE II
                                 ----------
       The Corporation may engage in any lawful activity within the purpose for which corporations may be organized under the Wisconsin Business Corporation Law; provided, however, that the Corporation shall not engage in any activities prohibited by the United States Bank Holding Company Act of 1956.

                                ARTICLE III
                                -----------
       The aggregate number of shares which the Corporation shall have the authority to issue, the designation of each class of shares, the authorized number of shares of each class of par value and the par value thereof per share, shall be as follows:

                Designation     Par Value          Authorized
                  of Class      per Share       Number of Shares
                  -------       ---------       ----------------
             Preferred Stock        $1.00              5,000,000
             Common Stock           $1.00            160,000,000

       Any and all such shares of Common Stock and Preferred Stock may be issued for such consideration, not less than the par value thereof, as shall be fixed from time to time by the Board of Directors. Any and all such shares so issued, the full consideration for which has been paid or delivered, shall be deemed fully paid stock and shall not be liable to any further call or assessment thereon, and the holders of such shares shall not be liable for any further payments except as otherwise provided by the laws of the State of Wisconsin.

       The preferences, limitations and relative rights of such classes shall be as follows:

       (1) Designation of Series. The Preferred Stock may from time to time as hereinafter provided, be divided into and issued in one or more series, and the Board of Directors is hereby expressly authorized to establish one or more series, to fix and determine the variations as among series and to fix and determine, prior to the issuance of any shares of a particular series, the following designations, terms, limitations and relative rights and preferences of such series:

             (a) The designations of such series and the number of shares which shall constitute such series, which number may at any time, or from time to time, be increased or decreased (but not below the number of shares thereof then outstanding) by the Board of Directors unless the Board of Directors shall have otherwise provided in establishing such series;

             (b) The voting rights to which the holders of the shares of such series are entitled, if any;

             (c) The yearly rate of dividends on the shares of such series, the dates in each year upon which such dividend shall be payable and, if such dividend shall be cumulative, the date or dates from which such dividend shall be cumulative;

             (d) The amount per share payable on the shares of such series in the event of the liquidation or dissolution or winding up of the Corporation (whether voluntary or involuntary);

             (e) The terms, if any, on which the shares of such series shall be redeemable, and, if redeemable, the amount per share payable thereon in the case of the redemption thereof (which amount may vary with regard to (i) shares redeemed on different dates; and (ii) shares redeemed through the operation of a sinking fund, if any, applicable to such shares, from the amount payable with respect to shares otherwise redeemed);

             (f) The extent to and manner in which a sinking fund, if any, shall be applied to the redemption or purchase of the shares of such series, and the terms and provisions relative to the operation of such fund;

             (g) The terms, if any, on which the shares of such series shall be convertible into shares of any other class or of any other series of the same or any other class and, if so convertible, the price or prices or the rate or rates of conversion, including the method, if any, for adjustments of such prices or rates, and any other terms and conditions applicable thereto; and

             (h) Such other terms, limitations and relative rights and preferences, if any, of such series as the Board of Directors may lawfully fix and determine and as shall not be inconsistent with the laws of the State of Wisconsin or these Amended and Restated Articles of Incorporation.

       All shares of the same series of Preferred Stock shall be identical in all respects, except that shares of any one series issued at different times may differ as to dates from which any cumulative dividends thereon shall be cumulative. All shares of the Preferred Stock of all series shall be equal and shall be identical in all respects, except as permitted by the foregoing provisions of this paragraph (1).

       (2) Dividends. The holders of Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors, out of funds legally available therefor, dividends at the annual rate fixed by the Board of Directors with respect to each series of shares and no more. Such dividends shall be payable on such dates and in respect of such periods in such year as may be fixed by the Board of Directors to the holders of record thereof on such date as may be determined by the Board of Directors. Such dividends shall be paid or declared and set apart for payment for each dividend period before any dividend (other than a dividend payable solely in Common Stock) for the same period shall be paid upon or set apart for payment on the Common Stock, and, if dividends on the Preferred Stock shall be cumulative, all unpaid dividends thereon for any past dividend period shall be fully paid or declared and set apart for payment, but without interest, before any dividend (other than a dividend payable solely in Common Stock) shall be paid upon or set apart for payment on the Common Stock. The holders of Preferred Stock shall not, however, be entitled to participate in any other or additional earnings or profits of the Corporation, except for such premiums, if any, as may be payable in case of redemption, liquidation, dissolution or winding up.

       (3) Redemption. In the event that the shares of any series of the Preferred Stock shall be made redeemable as provided in subparagraph (e) of paragraph (1), above, the Corporation may, at its option, redeem at any time or from time to time all or any part of such shares, upon notice duly given as hereinafter provided, by paying for each share the redemption price then applicable thereto fixed by the Board of Directors as provided in subparagraph (e) of paragraph (1), above.

       Notice of every such redemption shall be mailed at least thirty (30) days prior to the date fixed for such redemption to the holders of record of the shares called for redemption at their respective addresses as shown on the stock records of the Corporation. In case of a redemption of a part of a series of Preferred Stock at the time outstanding, the Corporation shall select by lot, in such manner as the Board of Directors may determine, the shares so to be redeemed.

       On or before the date fixed for a redemption specified therein, the Corporation shall deposit funds sufficient to redeem such shares with a bank or trust company in good standing, as designated in such notice, organized under the laws of the United States or of the State of Wisconsin, doing business in the City of Milwaukee, Wisconsin, and having a capital, surplus and undivided profit aggregating at least $50,000,000.00, according to its last published statement of condition, in trust for the pro rata benefit of the holders of the shares called for redemption, and if the name and address of such bank or trust company and the deposit or intent to deposit the redemption funds in such trust account shall have been stated in such notice of redemption, and the Corporation shall have given such bank or trust company irrevocable instructions and authorization to pay the amount payable upon redemption to the proper holders upon surrender of certificates representing such shares, then, from and after the mailing of such notice and the making of such deposit, all shares so called for redemption shall no longer be deemed to be outstanding for any purpose whatsoever and the right to receive dividends thereon and all rights of the holders of such shares in or with respect to such shares of the Corporation shall forthwith cease and terminate, except only the right of the holders thereof to receive from such bank or trust company the amount payable upon redemption together with all accrued but unpaid dividends to the date fixed for redemption, without interest, upon the surrender of the certificates representing the shares to be redeemed, and the right to exercise privileges of conversion, if any, on or before the date fixed for redemption or such earlier date as may be fixed for the expiration thereof.

       Any funds so deposited by the Corporation which shall not be required for such redemption because of the exercise of any right of conversion subsequent to the time of such deposit shall be released and repaid to the Corporation upon its request. Any funds so deposited and unclaimed at the end of five (5) years (or such shorter period as shall be provided by law) after the date fixed for redemption shall be released and repaid to the Corporation, after which holders of the shares called for redemption shall no longer look to the said bank or trust company but shall look only to the Corporation, or to others, as the case may be, for payment of any lawful claim for such funds which the holders of said shares may still have. Any interest accrued on funds so deposited shall be paid to the Corporation from time to time.

       (4) Reissue of Shares. Shares of the Preferred Stock which shall have been converted, redeemed, purchased or otherwise acquired by the Corporation, whether through the operation of a sinking fund or otherwise, shall be retired and restored to the status of authorized but unissued shares, but may be reissued only as a part of the Preferred Stock other than the series of which they were originally a part.

       (5) Liquidation. In the event of liquidation, dissolution or winding up (whether voluntary or involuntary) of the Corporation, the holders of shares of Preferred Stock shall be entitled to be paid the full amount payable on such shares upon the liquidation, dissolution or winding up of the Corporation fixed by the Board of Directors with respect to such shares as provided in subparagraph (d) of paragraph (1), above, before any amount shall be paid to the holders of the Common Stock. After payment to holders of the Preferred Stock of the full preferential amounts to which they are entitled, the remaining assets of the Corporation shall be distributed ratably among the holders of the Common Stock.

       (6) Designation of Rights and Preferences Series A Convertible Preferred Stock.

             (a) Designation of Series. There is hereby established effective February 14, 1986 from the authorized preferred stock a series of preferred stock to be designated as Series A Convertible Preferred Stock, consisting of 500,000 shares, and having the powers, rights, limitations, restrictions and preferences set forth herein. The number of shares designated as Series A Convertible Preferred Stock may at any time, or from time to time, be increased or decreased (but not below the number of shares thereof then outstanding or then reserved for issuance in connection with the conversion of any securities of the Company) by the Board of Directors.

             (b) Voting Rights. The holders of Series A Convertible Preferred Stock shall have only such right to vote as provided by Sections 180.64(2) and 180.52 of the Wisconsin Statutes or by other applicable law.

             (c) Dividends. The holders of all issued and outstanding shares of Series A Convertible Preferred Stock shall be entitled to receive cash dividends when and as cash dividends are declared and become payable with respect to the Common Stock of the Corporation, in an amount, in the case of each holder of shares of Series A Convertible Preferred Stock with respect to each cash dividend declared with respect to the Common Stock, equal to the amount of the cash dividend that such holder would have received with respect to the resulting shares of Common Stock had he converted such shares of Preferred Stock into Common Stock immediately before the declaration of such dividend with respect to the Common Stock. Dividends on the Series A Convertible Preferred Stock shall be noncumulative. The holders of Series A Convertible Preferred Stock shall not be entitled to participate in any other or additional earnings or profits of the Corporation, except for such premiums, if any, as may be payable in case of liquidation, dissolution or winding up.

             (d) Liquidation Preference. In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, before any payment or distribution of the assets of the Corporation (whether capital or surplus) shall be made to or set apart for the holders of the Common Stock or any other series or class of stock of the Corporation ranking junior to the Series A Convertible Preferred Stock upon liquidation, dissolution or winding up, the holders of the shares of the Series A Convertible Preferred Stock shall be entitled to receive $100 per share plus an amount equal to all dividends, if any, which have accrued thereon as the result of the declaration of dividends on the Common Stock but which remain unpaid to the date of final distribution to such holders; but such holders shall not be entitled to any further payment. If, upon any liquidation, dissolution or winding up of the Corporation, the assets of the Corporation to be paid or distributed to the holders of the shares of the Series A Convertible Preferred Stock shall be insufficient to pay in full the preferential amount aforesaid and the preferential amount, if any, to be paid or distributed to the holders of any other preferred stock ranking as to liquidation, dissolution or winding up, on a parity with the Series A Convertible Preferred Stock, then such assets shall be distributed among the holders of Series A Convertible Preferred Stock and such other preferred stock, if any, ratably in accordance with the respective amounts that would be payable upon liquidation, dissolution or winding up to such holders with respect to such shares of Series A Convertible Preferred Stock and such other preferred stock, if any, if all preferential amounts payable thereon were paid in full. For the purposes of this subparagraph (d), a consolidation or merger of the Corporation with one or more corporations shall not be deemed to be a liquidation, dissolution or winding up, voluntary or involuntary.

             Subject to the rights of the holders of shares of any series or class of stock ranking on a parity with or prior to the Series A Convertible Preferred Stock upon liquidation, dissolution or winding up, upon any liquidation, dissolution or winding up of the Corporation, after payment shall have been made in full to the Series A Convertible Preferred Stock as provided in this subparagraph d, but not prior thereto, the holders of the Common Stock or any other series or class of stock ranking junior to the Series A Convertible Preferred Stock upon liquidation, dissolution or winding up shall, subject to the respective terms and provisions (if any) applying thereto, be entitled to receive any and all assets remaining to be paid or distributed, and the Series A Convertible Preferred Stock shall not be entitled to share therein.

             (e) Conversion Rights. The holders of shares of Series A Convertible Preferred Stock shall have the right, at their option, to convert such shares into shares of Common Stock of the Corporation at any time on and subject to the following terms and conditions:

                    (i) The shares of Series A Convertible Preferred Stock shall be convertible at the offices of the transfer agent or agents for the Series A Convertible Preferred Stock and at such other office or offices, if any, as the Board of Directors may designate, into fully paid and nonassessable shares (except as provided in Section 180.40(6) of the Wisconsin Statutes) of Common Stock of the Corporation, at the conversion price, determined as hereinafter provided, in effect at the time of conversion, each share of Series A Convertible Preferred Stock being valued at $100 for the purpose of such conversion. The price at which shares of Common Stock shall be delivered upon conversion (herein called the "Conversion Price") shall be initially $78.75 per share of Common Stock, except that the initial Conversion Price applicable to shares of Series A Convertible Preferred Stock issued in exchange for Common Stock shall be the weighted average purchase price paid for such Common Shares as determined in good faith by the Board of Directors of the Company. The Conversion Price shall be adjusted in certain instances as provided in subparagraph
             (e)(iii), (iv), (v), (vi), (ix), (x) and (xi) below.

                    (ii) In order to convert shares of Series A Convertible Preferred Stock into Common Stock, the holder thereof shall surrender at any office hereinabove mentioned the certificate or certificates therefor, duly endorsed or assigned to the Corporation or in blank, and give written notice to the Corporation at said office that such holder elects to convert such shares. Any such notice shall be irrevocable. No payment or adjustment shall be made upon conversion on account of any dividends, if any, which have accrued as the result of the declaration of dividends on the Common Stock on the shares of Series A Convertible Preferred Stock surrendered for conversion, but which remain unpaid, but payment or adjustment shall be made on account of any dividends payable with respect to the Common Stock issued upon conversion.

                    Shares of Series A Convertible Preferred Stock shall be
             deemed to have been converted immediately prior to the close of business on the day of the surrender of such shares for conversion in accordance with the foregoing provisions, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of Common Stock at such time. As promptly as practicable on or after the conversion date, the Corporation shall issue and shall deliver at said office a certificate or certificates for the number of full shares of Common Stock issued upon such conversion, together with payment in lieu of any fraction of a share, as hereinafter provided, to the person or persons entitled to receive the same.

                    (iii) In case the Corporation shall pay or make a dividend or other distribution on any class of Capital Stock of the Corporation in Common Stock, the Conversion Price shall be reduced by multiplying such Conversion Price by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on the day fixed for the determination of shareholders entitled to receive such dividend or other distribution and of which the denominator shall be the sum of such number of shares plus the total number of shares constituting such dividend or other distribution, such reduction to become effective immediately after the opening of business on the day following the date fixed for such determination. For purposes of this subparagraph (e)(iii), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Corporation. The Corporation will not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Corporation.

                    (iv) In case the Corporation shall issue rights or warrants to all holders of its Common Stock, entitling them to subscribe for or purchase shares of Common Stock at a price per share less than the current market price per share (determined as provided in subparagraph (e)(viii) below) of the Common Stock on the date fixed for the determination of shareholders entitled to receive such rights or warrants, the Conversion Price shall be reduced by multiplying such Conversion Price by a fraction of which the numerator shall be the sum of the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination plus the number of shares of Common Stock which the aggregate offering price for all of the shares of Common Stock so offered for subscription or purchase would purchase at such current market price and of which the denominator shall be the sum of the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination plus the number of shares of Common Stock so offered for subscription or purchase, such reduction to become effective immediately after the opening of business on the day following the date fixed for such determination. For the purposes of this subparagraph (e)(iv), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Corporation. The Corporation will not issue any rights or warrants in respect of shares of Common Stock held in the treasury of the Corporation.

                    (v) In case outstanding shares of Common Stock shall be subdivided into a greater number of shares, the Conversion Price shall be proportionately reduced, and, conversely, in case outstanding shares of Common Stock shall be combined into a smaller number of shares, the Conversion Price shall be proportionately increased, such reduction or increase, as the case may be, to become effective immediately after the opening of business on the day following the date upon which such subdivision or combination becomes effective.

                    (vi) In case the Corporation shall, by dividend or otherwise, distribute to all holders of its Common Stock, evidences of its indebtedness or assets (including securities, but excluding any rights or warrants referred to in subparagraph
             (e)(iv) above, any dividend or distribution paid in cash out of earned surplus of the Corporation and any dividend or distribution referred to in subparagraph (e)(iii) above), the Conversion Price shall be adjusted by multiplying such Conversion Price by a fraction of which the numerator shall be the difference of the current market price per share (determined as provided in subparagraph (e)(viii) below) of the Common Stock on the date fixed for the determination of the shareholders entitled to receive such distribution less the then fair market value (as determined by the Board of Directors, whose good faith determination shall be conclusive) of the portion of the assets or evidences of indebtedness so distributed applicable to one share of the then outstanding Common Stock, and of which the denominator shall be such current market price per share of the Common Stock, such adjustment to become effective immediately after the opening of business on the day following the date fixed for such determination. For purposes of this subparagraph
             (e)(vi), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Corporation. The Corporation will not distribute any evidences of its indebtedness or assets with respect to shares of Common Stock held in the treasury of the Corporation.

                    (vii) A reclassification (including any reclassification upon a consolidation or merger of which the Corporation is the continuing corporation) of the Common Stock into securities including securities other than the Common Stock shall be deemed to involve (aa) a distribution of such securities other than Common Stock into which the Common Stock is reclassified to all holders of Common Stock (and the effective date of such reclassification shall be deemed to be "the date fixed for the determination of shareholders entitled to receive such distribution" within the meaning of subparagraph (e)(vi) above) and (bb) a subdivision or combination, as the case may be, of the number of shares of Common Stock outstanding immediately prior to such reclassification into the number of shares of Common Stock outstanding immediately thereafter (and the effective date of such reclassification shall be deemed to be "the date upon which such subdivision or combination becomes effective" within the meaning of subparagraph (e)(v), above).

                    (viii) For the purpose of any computation under subparagraph (e)(iv), (vi), and (x), the current market price per share of Common Stock on any date shall be deemed to be 90% (100%, in the case of subparagraph (e)(xvi) of (aa) the average of the daily closing prices for the five (5) consecutive business days commencing ten (10) business days before the date in question. The closing price for each day shall be the last reported sales price regular way or, in case no such reported sale takes place on such day, the average of the reported closing bid and asked prices regular way, in either case on any exchange on which the Common Stock is listed or admitted to trading selected by the Board of Directors, or (bb) if the Common Stock is not listed or admitted to trading on any such exchange, the closing sale price in the over-the-counter market, or (cc) in case no such reported sale takes place or such data is not reported on such day, the average of the closing bid and asked prices in the over-the-counter market, as furnished by the National Association of Securities Dealers, Inc. through NASDAQ or a similar organization if NASDAQ is no longer reporting such information. If on any such day the Common Stock is not quoted by any such organization, the closing price for such day shall be the fair value of such Common Stock on such day, as determined by the Board of Directors in good faith.

                    (ix) In case of any capital reorganization of the Corporation (other than any reorganization referred to in subparagraph (e)(iii), (iv), (v), (vi), or (vii), above), any reclassification of the Common Stock (other than any reclassification of the Common Stock referred to in subparagraph
             (e)(ii), (v) or (vii) above), the consolidation or merger of the Corporation with or into any other corporation or of the sale of all or substantially all of the properties and assets of the Corporation to any other corporation, each share of Series A Convertible Preferred Stock shall immediately thereafter be convertible into the number of shares of stock, other securities, assets and/or cash to which a holder of the number of shares of Common Stock into which such share was convertible immediately prior thereto would have been entitled to receive upon such reorganization, reclassification, consolidation, merger or sale. In case of any such reorganization, reclassification, consolidation, merger or sale, the provisions set forth in this subparagraph (e)(ix) with respect to the rights and interests of the holders of the Series A Convertible Preferred Stock shall automatically be appropriately adjusted so as to be applicable as nearly as possible to the shares of stock, other securities, assets and/or cash into which the Series A Convertible Preferred Stock thereby becomes convertible, and effective provision shall be made in the Articles of Incorporation of the resulting or surviving corporation or otherwise, so that such provisions shall thereafter be applicable, as nearly as possible, to any such shares of stock, other securities, assets and/or cash. The Corporation shall not effect any such consolidation, merger or sale, unless before the consummation thereof the successor corporation (if other than the Corporation) resulting from such consolidation or merger, the corporation purchasing such assets, or other appropriate corporation or entity shall expressly assume in writing the obligation to deliver to the holder of each share of Series A Convertible Preferred Stock, upon conversion thereof, such shares of stock, other securities, assets and/or cash as such holder shall be entitled to receive pursuant to the provisions hereof, and to make provisions for the protection of such conversion right as above provided. The provisions of this subparagraph (e)(ix) shall similarly apply to successive reorganizations, reclassifications, consolidations, mergers or sales.

                    (x) In the event that the Corporation shall (except as hereinafter provided) issue any additional shares of Common Stock for cash at a price less than the Current Market Price per share of Common Stock then in effect, then the Conversion Price upon each such issuance shall be adjusted to that price determined by multiplying the Conversion Price in effect immediately prior to such event by a fraction:

                           (aa) the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to the issuance of such additional shares of Common Stock plus the number of full shares of Common Stock which the aggregate consideration for the total number of such additional shares of Common Stock so issued would purchase at the Current Market Price per share, and

                           (bb) the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to the issuance of such additional shares of Common Stock plus the number of such additional shares of Common Stock to issued;

                           For purposes of clauses (aa) and (bb) the date as of
                    which the Current Market Price per share of Common Stock shall be computed shall be the earlier of (xx) the date on which the Corporation shall enter into a firm contract for the issuance of such additional shares of Common Stock or
                    (zz) the date of actual issuance of such additional shares of Common Stock;

                    (xi) The Corporation may make such reductions in the Conversion Price, so as to increase the number of Common Shares into which the Series A Convertible Preferred Stock may be converted, in addition to those required by subparagraph
             (e)(iii), (iv), (v), (vi) and (ix), as it considers to be advisable in order that any event treated for federal income tax purposes as a dividend of stock or stock rights shall not be taxable to the recipients.

                    (xii) No adjustments to the Conversion Price will be made for the issuance of options or securities to employees of the Corporation or its subsidiaries pursuant to any stock option, restricted stock, thrift, stock purchase, savings or other employee benefit plan or to shareholders of the Corporation pursuant to any dividend reinvestment plan. No adjustment will be required to be made in the Conversion Price until accumulative adjustments require an adjustment of at least $.25, with any smaller adjustments not made hereunder cumulated with future adjustments.

                    (xiii) The Corporation shall mail to each holder of Series
             A Convertible Preferred Stock notice of the proposed effective date of any action which would result in an adjustment in the Conversion Price determined as provided in this subparagraph (e) at least twenty (20) days prior to the record date thereof. Whenever the Conversion Price is adjusted as herein provided, the Corporation shall forthwith file with any transfer agent for the Series A Convertible Preferred Stock a certificate signed by the Chairman of the Board or one of the Vice Presidents of the Corporation and by its Treasurer or an Assistant Treasurer, stating the adjusted Conversion Price determined as provided in this subparagraph (e), and setting forth the facts requiring such adjustment. Any such transfer agent shall be under no duty to make any inquiry or investigation as to the statements contained in any such certificate or as to the manner in which any computation was made, but may accept such certificate as conclusive evidence of the statements therein contained, and any such transfer agent shall be fully protected with respect to any and all acts done or action taken or suffered by it in reliance thereon. No transfer agent in its capacity as transfer agent shall be deemed to have any knowledge with respect to any change of capital structure of the Corporation unless and until it receives a notice thereof pursuant to the provisions hereof, and, in the absence of any such notice, each transfer agent may conclusively assume that there has been no such change. Whenever the Conversion Price is adjusted, the Corporation shall forthwith cause a notice stating the adjustment, and describing the events requiring such adjustments and the Conversion Price to be mailed to the holders of record of Series A Convertible Preferred Stock.

                    (xiv) The Corporation shall at all times reserve and keep available out of its authorized and unissued Common Stock, solely for the purpose of effecting the conversion of Series A Convertible Preferred Stock, such number of shares as shall from time to time be sufficient to effect the conversion of all Series A Convertible Preferred Stock from time to time outstanding. The Corporation shall from time to time, in accordance with the laws of Wisconsin, increase the authorized amount of Common Stock if at any time the number of shares of Common Stock remaining unissued shall not be sufficient to permit the conversion of all the then outstanding shares of Series A Convertible Preferred Stock.

                    (xv) The Corporation will pay any and all issue and other taxes (other than taxes based on income) that may be payable in respect of any issue or delivery of Common Stock on conversion of Series A Convertible Preferred Stock pursuant hereto. The Corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of Common Stock in a name other than that in which the Series A Convertible Preferred Stock so converted was registered, and no such issue or delivery shall be made unless and until the person requesting such issue has paid to the Corporation the amount of any such tax, or has established, to the satisfaction of the Corporation, that such tax has been paid.

                    (xvi) No fractional shares of Common Stock will be issued upon conversion of the Series A Convertible Preferred Stock, and in lieu of any fractional shares that would otherwise be issuable, the Corporation will pay cash on the basis of the current market price per share of the Common Stock on the business day immediately preceding the day of conversion determined in accordance with subparagraph (e)(viii) above.

                    (xvii) The Board of Directors of the Corporation shall not authorize for issuance any class of capital stock ranking prior to the Series A Convertible Preferred Stock without the consent of holders of two-thirds of the outstanding shares of Series A Convertible Preferred Stock. For purposes of this Agreement, any class or classes of stock of the Corporation shall be deemed to rank:

                           (aa) Prior to the Series A Convertible Preferred Stock as to dividends or as to distribution of assets upon liquidation, dissolution or winding up if the holders of such class shall be entitled to the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in preference or priority to the holders of the Series A Convertible Preferred Stock; and

                           (bb) On a parity with the Series A Convertible Preferred Stock as to dividends or as to distributions of assets upon liquidation, dissolution or winding up, whether or not the dividend rates, dividend payment dates, or liquidation amounts per share thereof be different from those of the Series A Convertible Preferred Stock, if the holders of such class and the Series A Convertible Preferred Stock shall be entitled to the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in proportion to their respective dividend rates or liquidation amounts, without preference or priority of one over the other.


                                 ARTICLE IV
                                 ----------
       Pre-emptive Rights. No holder of any stock of the corporation shall have any preemptive or other subscription rights nor be entitled, as of right, to purchase or subscribe for any part of the unissued stock of this corporation or any of additional stock issued by reason of any increase of authorized capital stock of this corporation or other securities whether or not convertible into stock of this corporation.


                                  ARTICLE V
                                  ---------
       The address of the registered office of the Corporation is 770 North Water Street, Milwaukee, Wisconsin 53202 and its registered agent at such address is Michael A. Hatfield.


                                 ARTICLE VI
                                 ----------
       The business and affairs of the Corporation shall be managed by a Board of Directors. The number of directors (exclusive of directors, if any, elected by the holders of one or more series of Preferred Stock, voting separately as a series pursuant to the provisions of these Restated Articles of Incorporation applicable thereto) shall be not less than 3 directors, the exact number of directors to be determined from time to time by resolution adopted by affirmative vote of a majority of the entire Board of Directors then in office. The directors shall be divided into three classes, designated Class I, Class II, and Class III, and the term of office of directors of each class shall be three years. Each class shall consist, as nearly as possible, of one-third of the total number of directors constituting the entire Board of Directors. If the number of directors is changed by resolution of the Board of Directors pursuant to this Article VI, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, but in no case shall a decrease in the number of directors shorten the term of any incumbent director.

       A director shall hold office until the annual meeting for the year in which his term expires and until his successor shall be elected and shall qualify. Any newly created directorship resulting from an increase in the number of directors and any other vacancy on the Board of Directors, however caused, shall be filled by the vote of a majority of the directors then in office, although less than a quorum, or by a sole remaining director. Any director so elected to fill any vacancy in the Board of Directors, including a vacancy created by an increase in the number of directors, shall hold office for the remaining term of directors of the class to which he has been elected and until his successor shall be elected and shall qualify.

       Exclusive of directors, if any, elected by the holders of one or more series of Preferred Stock, no director of the Corporation may be removed from office, except for Cause and by the affirmative vote of two-thirds of the outstanding shares of capital stock of the Corporation entitled to vote at a meeting of shareholders duly called for such purpose. As used in this
Article VI, the term "Cause" shall mean solely malfeasance arising from the performance of a director's duties which has a materially adverse affect on the business of the Corporation.

       No person, except those nominated by or at the direction of the Board of Directors, shall be eligible for election as a director at any annual or special meeting of shareholders unless a written request, in the form established by the Corporation's By-laws, that his or her name be placed in nomination is received from a shareholder of record by the Secretary of the Corporation not less than 30 days prior to the date fixed for such meeting, together with the written consent of such person to serve as a director. Where such a request for nomination and such consent have been timely received, but such nominee is unable or declines to serve, the person who placed the individual's name in nomination may request that an alternative name be placed in nomination at the meeting.

       Notwithstanding the foregoing, whenever the holders of any one or more series of Preferred Stock issued by the Corporation shall have the right, voting separately by series, to elect directors at an annual or special meeting of shareholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of these Restated Articles of Incorporation applicable thereto. Directors so elected shall not be divided into classes unless expressly provided by such terms, and during the prescribed terms of office of such directors the Board of Directors shall consist of such directors in addition to the number of directors determined as provided in the first paragraph of this Article VI.


                                 ARTICLE VII
                                 -----------
       The period of existence of the Corporation shall be perpetual.


                                ARTICLE VIII
                                ------------
       Acquisition and Disposition of Own Shares. The Corporation shall have the right to purchase, take, receive or otherwise acquire, hold, own, pledge, transfer or otherwise dispose of its own shares; provided that no such acquisition, directly or indirectly, of its own shares of equal or subordinate rank shall be made unless:

             (a) At the time of such acquisition the Corporation is not and would not thereby be rendered insolvent; and

             (b) The net assets of the Corporation remaining after such acquisition would be not less than the aggregate preferential amount payable in the event of voluntary liquidation to the holders of shares having preferential rights to the assets of the corporation in the event of liquidation.

                                 ARTICLE IX
                                 ----------
       Notwithstanding any other provision of these Restated Articles of Incorporation or the Corporation's By-Laws (and notwithstanding the fact that some lesser percentage may be specified by law, these Restated Articles of Incorporation or the Corporation's By-Laws), the Corporation's By-Laws may be amended, altered or repealed, and new By-Laws may be enacted, only by the affirmative vote of not less than two-thirds of the outstanding shares of capital stock of the Corporation entitled to vote at a meeting of shareholders duly called for such purpose, or by a vote of not less than three-quarters of the entire Board of Directors then in office.


                                  ARTICLE X
                                  ---------
       Except as otherwise specified herein, the "requisite affirmative votes," and the recitals of votes which are "requisite for adoption" or "requisite for approval" under Section 180.25 of the Wisconsin Statutes for the approval or authorization of any (i) plan of merger or consolidation of the Corporation with or into any other corporation, (ii) sale, lease, exchange or disposition of all or substantially all the property and assets of the Corporation to or with any other person, corporation or entity not made in the ordinary course of business, or (iii) voluntary dissolution of the Corporation or revocation of voluntary dissolution proceedings, shall be the affirmative vote of the holders of two-thirds of the outstanding shares of capital stock of the Corporation entitled to vote at a meeting called for such purpose (unless any class or series of shares is entitled to vote thereon as a class, in which event the "requisite affirmative votes" shall be the affirmative votes of the holders of two-thirds of the outstanding shares of each class of shares and of each series entitled to vote thereon as a class and of the total shares entitled to vote thereon), provided, however, if the Board of Directors shall have approved any transaction described in clauses (i), (ii) or (iii) above by a resolution adopted by three-quarters of the Board of Directors then in office and entitled to vote thereon, the "requisite affirmative votes," and the recitals of votes which are "requisite for adoption" or "requisite for approval," shall be the affirmative vote of the holders of a majority of the outstanding shares of capital stock of the Corporation entitled to vote at a meeting called for such purpose (unless any class or series of shares is entitled to vote thereon as a class, in which event the "requisite affirmative votes" shall be the affirmative votes of the holders of a majority of the outstanding shares of each class of shares and of each series entitled to vote thereon as a class and of the total shares entitled to vote thereon).


                                  ARTICLE XI
                                  ----------
       A. In addition to any affirmative vote required by law or these Restated Articles of Incorporation or the By-Laws of the Corporation, and except as otherwise expressly provided in Section (B) of this Article XI, a Business Combination (as hereinafter defined) shall require the affirmative vote of not less than:

             (1) Eighty percent (80%) of the votes entitled to be cast by the holders of all then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors (hereinafter referred to in this Article XI as "Voting Stock"), voting together as a single class (it being understood that, for purposes of this Article XI, each share of the Voting Stock shall have the number of votes granted to it pursuant to the Wisconsin Business Corporation Law or as otherwise provided pursuant to Article III of these Restated Articles of Incorporation); or

             (2) Two-thirds of the votes entitled to be cast by holders of Voting Stock, voting together as a single class, other than Voting Stock beneficially owned by an Interested Stockholder (as defined below) who is a party to the Business Combination or an Affiliate or Associate of such Interested Stockholder.

       Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that a lesser percentage may be specified by law or in any agreement with any national securities exchange or otherwise, but such affirmative separate class vote shall be required in addition to any affirmative vote of the holders of any particular class or series of the Voting Stock required by law or pursuant to Article III of these Restated Articles of Incorporation.

       B. The provisions of Section (A) of this Article XI shall not be applicable to any particular Business Combination, and such Business Combination shall require only such affirmative separate class vote as is required by law and any other provision of these Restated Articles of Incorporation, and any resolution or resolutions adopted by the Board of Directors pursuant to these Restated Articles of Incorporation, as amended, if the conditions specified in either of the following paragraphs (1) or (2) are met:

             1. The Business Combination shall have been approved by a majority of the Disinterested Directors (as hereinafter defined), it being understood that this condition shall not be capable of satisfaction unless there is at least one Disinterested Director; or

             2.     All of the following conditions are met:

                    (a) the aggregate amount of cash and the Fair Market Value (as hereinafter defined) as of the date of the consummation of any Business Combination (the "Consummation Date") of consideration other than cash to be received per share of Common Stock as a result of such Business Combination shall be at least equal to the higher of the following:

                           (i) (If applicable) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid by or on behalf of the Interested Stockholder for any shares of Common Stock acquired by it (aa) within the two-year period immediately prior to the first public announcement of the proposed Business Combination (the "Announcement Date"), or (bb) in the transaction in which it became an Interested Stockholder, whichever is higher, plus interest compounded annually from the date on which the Interested Stockholder became an Interested Stockholder (the "Determination Date") through the Consummation Date at the base rate for interest rate determinations of M&I Marshall & Ilsley Bank in effect from time to time, less the aggregate amount of any cash dividends paid, and the Fair Market Value of any dividends paid other than in cash, per share of Common Stock from the Determination Date through the Consummation Date (but not exceeding the amount of such interest payable per share of Common Stock); and

                           (ii) The Fair Market Value per share of Common Stock on the Announcement Date or on the Determination Date, whichever is higher.

                    The provisions of this Paragraph B(2)(a) of this Article
             XI shall be required to be met with respect to all shares of Common Stock outstanding whether or not the Interested Stockholder has previously acquired any shares of Common Stock.

                    (b) The aggregate amount of cash and the Fair Market Value as of the Consummation Date of consideration other than cash to be received per share of any class or series of outstanding Capital Stock, other than Common Stock, shall be at least equal to the highest of the following (such requirement being applicable to each such class or series of outstanding Capital Stock, whether or not the Interested Stockholder has previously acquired beneficial ownership of any shares of such class or series):

                           (i) (If applicable) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid by or on behalf of the Interested Stockholder for any share of such class or series of Capital Stock acquired by it (aa) within the two-year period immediately prior to the Announcement Date, or (bb) in the transaction in which it became an Interested Stockholder, whichever is higher, plus interest compounded annually from the Determination Date through the Consummation Date at the base rate for interest rate determinations of M&I Marshall & Ilsley Bank in effect from time to time, less the aggregate amount of any cash dividends paid, and the Fair Market Value of any dividends paid other than in cash, per share of such class or series of Capital Stock from the Determination Date through the Consummation Date (but not exceeding the amount of such interest payable per share of such class of Capital Stock);

                           (ii) (If applicable) the highest preferential amount per share to which the holders of shares of such class or series of Capital Stock are entitled in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation; and

                           (iii) The Fair Market Value per share of such class
                    or series of Capital Stock on the Announcement Date or on the Determination Date, whichever is higher.

             (c) The consideration to be received by holders of a particular class or series of outstanding Capital Stock (including Common Stock) in such Business Combination shall be in cash or in the same form as the Interested Stockholder has previously paid for shares of such class or series of Capital Stock. If the Interested Stockholder has paid for shares of any class or series of Capital Stock with varying forms of consideration, the form of consideration of such class or series of Capital Stock shall be either cash or the form used to acquire the largest number of shares of such class or series of Capital Stock previously acquired by it.

             (d) After such Interested Stockholder has become an Interested Stockholder and prior to the consummation of such Business
       Combination: (a) except as approved by a majority of the Disinterested Directors, there shall have been no failure to declare and pay at the regular date therefor any full quarterly dividends (whether or not cumulative) on the outstanding stock having a preference over the Common Stock as to dividends or upon liquidations; (b) there shall have been (1) no reduction in the annual rate of dividends paid on the Common Stock (except as necessary to reflect any subdivision of the Common Stock), except as approved by a majority of the Disinterested Directors, and (2) an increase in such annual rate of dividends (as necessary to prevent any reduction) in the event of any reclassification (including any reverse stock split), recapitalization, reorganization or any similar transaction which has the effect of reducing the number of outstanding shares of the Common Stock, unless the failure so to increase such annual rate is approved by a majority of the Disinterested Directors; and (c) such Interested Stockholder shall have not become the beneficial owner of any additional shares of Voting Stock except as part of the transaction which resulted in such Interested Stockholder becoming an Interested Stockholder.

             (e) After such Interested Stockholder has become an Interested Stockholder, such Interested Stockholder shall not have received the benefit, directly or indirectly (except proportionately, solely in such Interested Stockholder's capacity as a stockholder of the Corporation), of any loans, advances, guaranties, pledges or other financial assistance or any tax credits or other tax advantageous provided by the Corporation, whether in anticipation of or in connection with such Business Combination or otherwise.

             (f) A proxy or information statement describing the proposed Business Combination in accordance with the requirements of the 1934 Act (or any subsequent provisions replacing such Act) shall be mailed to all Stockholders of the Corporation at least thirty (30) days prior to the consummation of such Business Combination (whether or not such proxy or information statement is required to be mailed pursuant to such Act or subsequent provisions). The first page of such proxy or information statement shall prominently display the recommendation, if any, which a majority of the Disinterested Directors then in office may choose to make to the holders of Capital Stock regarding the proposed Business Combination. Such proxy or information statement shall also contain, if a majority of the Disinterested Directors then in office so request, an opinion of a reputable investment banking firm of recognized national standing (which firm shall be selected by a majority of the Disinterested Directors then in office, furnished with all information it reasonably requests, and paid a reasonable fee for its services by the Corporation upon the Corporation's receipt of such opinion) as to the fairness (or lack of fairness) of the terms of the proposed Business Combination from the point of view of the holders of Capital Stock other than the Interested Stockholder.

             (g) For purposes of this Article XI, the following definitions shall apply:

                    (i) The term "Business Combination" shall mean any transaction referred to any one or more of the following clauses:

                           (aa) Any merger or consolidation of the Corporation or any Subsidiary, with (1) any Interested Stockholder or
                    (2) any other corporation (whether or not itself an Interested Stockholder) which is, or after such merger or consolidation would be, an Affiliate or an Associate of any Interested Stockholder; or

                           (bb) Any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions) to or with any Interested Stockholder or any Affiliate or Associate of any Interested Stockholder of any assets of the Corporation or any Subsidiary having an aggregate Fair Market Value of $25,000,000 or more; or

                           (cc) The issuance or transfer by the Corporation or any Subsidiary (in any one transaction or a series of transactions) of any Securities of the Corporation or any Subsidiary having an aggregate Fair Market Value of $25,000,000 or more to any Interested Stockholder or any Affiliate or Associate of any Interested Stockholder; or

                           (dd) The adoption of any plan or proposal for the liquidation or dissolution of the Corporation proposed by or on behalf of any Interested Stockholder or any Affiliate or Associate of any Interested Stockholder; or

                           (ee) Any reclassification of Securities (including any reverse stocksplit), or recapitalization of the Corporation, or any merger or consolidation of the Corporation with any of its Subsidiaries of any other transaction (whether or not with or into or otherwise involving an Interested Stockholder) which has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class of equity or convertible Securities of the Corporation or any Subsidiary which is directly or indirectly owned by any Interested Stockholder or an Affiliate of any Interested Stockholder; or

                           (ff) Any series or combination of transactions directly or indirectly having the same effect as any of the foregoing.

                    (ii) "Interested Stockholder" shall mean any person (other than the Corporation, any Subsidiary, or any pension, savings or other employee benefit plan for the benefit of employees of the Corporation and/or any Subsidiary) who or which: (aa) is the beneficial owner, directly or indirectly, of more than 10% of the Corporation's outstanding Voting Stock; or
             (bb) is an Affiliate or Associate of the Corporation and at any time within the two-year period immediately prior to the date in question was a beneficial owner, directly or indirectly, of 10% or more of the Corporation's then outstanding Voting Stock; or
             (cc) is an assignee of or has otherwise succeeded to any shares of Voting Stock which were at any time within the two-year period immediately prior to the date in question beneficially owned by any other Interested Stockholder, if such assignment or succession shall have occurred in the course of a transaction or series of transactions not involving a public offering within the meaning of the 1933 Act.

                    (iii) A person shall be deemed the "beneficial owner" of any Voting Stock; (aa) which such person or any of its Affiliates or Associates owns, directly or indirectly; or (bb) which such person or any of its Affiliates or Associates has (y) the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (z) the right to vote pursuant to any agreement, arrangement or understanding; or (cc) which is beneficially owned, directly or indirectly, by any other person with which such person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of Capital Stock.

                    (iv) In determining whether a person is an Interested Stockholder pursuant to Subparagraph (g)(ii) of this Article XI, the number of shares of Voting Securities deemed to be outstanding shall include shares deemed owned through application of Subparagraph (g)(iii) of this Article XI, but shall not include any other shares of Voting Stock which may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.

                    (v) "Subsidiary" means any corporation of which a majority of any class of equity security is owned, directly or indirectly, by the Corporation; provided, however, that for the purpose of the definition of Interested Stockholder set forth in Subparagraph (g)(ii) of this Article XI, the term "Subsidiary" shall mean only a corporation of which a majority of each class of Voting Securities is owned, directly or indirectly, by the Corporation.

                    (vi) "Disinterested Director" means any member of the Board of Directors of the Corporation who is not affiliated with the Interested Stockholder and who either was a member of the Board of Directors prior to the Determination Date or was elected or recommended for election by majority of the Disinterested Directors in office at the time such Director was nominated for election.

                    (vii) "Fair Market Value" means: (aa) in the case of stock, the highest closing sale price during the 30-day period immediately preceding the date in question of a share of such stock on the composite tape for the New York Stock Exchange listed stocks, or, if such stock is not quoted on the composite tape, on the New York Stock Exchange, or, if such stock is not listed or admitted for trading on such exchange, on the principal United States Securities Exchange registered under the 1934 Act on which such stock is listed or admitted for trading, or, if such stock is not listed or admitted for trading on any such exchange, the highest closing sale price (if applicable) or bid quotation with respect to a share of such stock during the 30-day period preceding the date in question on the National Association of Securities Dealers, Inc. automated quotations system or any system then in use, or if no such quotations are available, the Fair Market Value on the date in question of a share of such stock as determined in good faith by a majority of the Disinterested Directors then in office, in each case with respect to any class or series of stock, appropriately adjusted for any dividend or distribution in shares of such stock or any stock split or reclassification of outstanding shares of such stock into a greater number of shares of such stock or any combination or reclassification of outstanding shares of such stock into a smaller number of shares of such stock; and (bb) in the case of property other than cash or stock, the Fair Market Value of such property on the date in question as determined in good faith by a majority of the Disinterested Directors then in office.

                    (viii) Reference to "highest per share price" shall in
             each case with respect to any class or series of stock reflect an appropriate adjustment for any dividend or distribution in shares of such stock or any stock split or reclassification of outstanding shares of such stock into a greater number of shares of such stock or any combination or reclassification of outstanding shares of such stock into a smaller number of shares of such stock.

                    (ix) In the event of any Business Combination in which the Corporation survives, the phrase "consideration other than cash to be received" as used in Paragraphs B(2)(a) and (b) of this Article XI, shall include the shares of Common Stock and/or shares of any other class or series of Capital Stock retained by the holders of such shares.

                    (x) "Capital Stock" shall mean all capital stock of the Corporation issued from time to time under Article III of the Corporation's Restated Articles of Incorporation.


                                 ARTICLE XII
                                 -----------
       These Restated Articles of Incorporation supersede and take the place of the heretofore existing Articles of Incorporation of the Corporation and amendments thereto.

       Executed in duplicate this 25th day of March, 1994.

                                 MARSHALL & ILSLEY CORPORATION

                                 By:  /s/ James B. Wigdale
                                     ____________________________

                                     James B. Wigdale, Chairman


                             Attest:  /s/ M.A. Hatfield
                                     _________________________

                                     M.A. Hatfield, Secretary



This instrument was drafted by:

Scott A. Moehrke
Godfrey & Kahn, S.C.
780 North Water Street
Milwaukee, Wisconsin 53202-3590

Mw1358018_1